Exhibit 4.2

FIFTH SUPPLEMENTAL INDENTURE

Dated as of September 30, 2024 between

FIRST AMERICAN FINANCIAL CORPORATION,

as Issuer

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

5.450% Senior Notes due 2034

TABLE OF CONTENTS

ARTICLE One Relation to Indenture; Additional Definitions		1

1.01	Relation to Indenture	1
1.02	Additional Definitions	1

ARTICLE Two The Series of Notes		3

2.01	Title of the Notes	3
2.02	No Limitation on Aggregate Principal Amount	3
2.03	Stated Maturity	4
2.04	Interest and Interest Rate	4
2.05	Place of Payment	4
2.06	Place of Registration or Exchange; Notices and Demands With Respect to the 2034 Notes	4
2.07	Global Notes	4
2.08	Form of Securities	4
2.09	Note Registrar	5
2.10	Mandatory Redemption; Sinking Fund Obligations	5

ARTICLE Three Optional Redemption of the 2034 Notes		5

3.01	Redemption Price	5
3.02	Notice of Redemption	5

ARTICLE Four Covenants		5

4.01	Restrictions on Liens	5

ARTICLE Five Miscellaneous Provisions		6

i

THIS FIFTH SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of September 30, 2024, between FIRST AMERICAN FINANCIAL CORPORATION, a Delaware corporation (the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor-in-interest to U.S. Bank National Association), a national banking association duly incorporated and existing under the laws of the United States of America, as Trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of January 24, 2013 (the “Original Indenture” and, as hereby supplemented, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a series of Securities to be designated as the “5.450% Senior Notes due 2034” (herein referred to as the “2034 Notes”), the form and substance of the 2034 Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture;

WHEREAS, Section 9.01(iv) of the Original Indenture provides that the Company and the Trustee may provide for the issuance of additional Securities in accordance with the Original Indenture;

WHEREAS, Section 2.03 of the Original Indenture provides that various matters with respect to any series of Securities issued under the Indenture may be established in a supplemental indenture to the Original Indenture; and

WHEREAS, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

ARTICLE ONE

Relation to Indenture; Additional Definitions

1.01 Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Indenture.

1.02 Additional Definitions. For all purposes of this Supplemental Indenture, capitalized terms used herein shall have the respective meanings specified below or in the Original Indenture, as the case may be.

“Corporate Trust Office” means the office of the Trustee, which at the date of this Supplemental Indenture is located at the offices of U.S. Bank Trust Company, National Association, 2 Concourse Parkway, Suite 800, Atlanta, Georgia 30328.

“Covered Subsidiaries” means, as of any date of determination, any Subsidiary of the Company, the consolidated total assets of which, as of the last day of the most recent fiscal quarter of the Company for which a consolidated balance sheet of the Company and its Subsidiaries is internally available and has been prepared in accordance with GAAP, constitute at least 15% of the Company’s total consolidated assets, and any successor to any such Subsidiary whose consolidated total assets likewise satisfy such requirement; provided, however, that (i) Covered Subsidiaries shall in no event include any Subsidiary of the Company that is not itself an insurance company or the direct or indirect owner of one or more subsidiaries that is an insurance company and (ii) consolidated total assets shall be calculated giving pro forma effect to any material (as determined in good faith by the chief financial officer of the Company) asset acquisition or disposition by the Company and its Subsidiaries occurring after the end of the most recently completed fiscal quarter for which a consolidated balance sheet of the Company and its Subsidiaries is internally available, and on or prior to the date of determination (as if such acquisition or disposition occurred at the end of such completed fiscal quarter).

“Interest Payment Dates” means March 30 and September 30 of each year, or if any such day is not a Business Day, the next succeeding Business Day, until maturity, beginning on March 30, 2025.

“Maturity Date” has the meaning set forth in Section 2.03 hereof.

“Note Registrar” means U.S. Bank Trust Company, National Association, hereby appointed as an agency of the Company in accordance with Section 2.05 of the Original Indenture.

“Original Indenture” has the meaning set forth in the first paragraph of the Recitals hereof.

“Par Call Date” has the meaning set forth in Section 3.01(a) hereof.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on

H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“2034 Notes” has the meaning set forth in the second paragraph of the Recitals hereof.

All references herein to Articles, Sections or Exhibits, unless otherwise specified, refer to the corresponding Articles, Sections or Exhibits of this Supplemental Indenture. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture.

ARTICLE TWO

The Series of Notes

2.01 Title of the Notes. The 2034 Notes shall be designated as the “5.450% Senior Notes due 2034.”

2.02 No Limitation on Aggregate Principal Amount. There shall be no limitation on the aggregate principal amount of 2034 Notes that may be outstanding.

2.03 Stated Maturity. The stated maturity of the 2034 Notes shall be September 30, 2034 (the “Maturity Date”).

2.04 Interest and Interest Rate.

(a) The 2034 Notes shall bear interest at the rate of 5.450% per annum, from and including their Original Issue Date of September 30, 2024, or from the most recent Interest Payment Date on which interest has been paid or provided for, but excluding, the Maturity Date. Such interest shall be payable semiannually in arrears, on the Interest Payment Dates. Interest on the 2034 Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest accrued on the 2034 Notes from the last Interest Payment Date before the Maturity Date shall be payable on the Maturity Date.

(b) The interest so payable on any Interest Payment Date shall be paid to the Persons in whose names the 2034 Notes are registered at the close of business on the record date for such Interest Payment Date, being the immediately preceding March 15 and September 15, as the case may be.

2.05 Place of Payment. The place or places where the principal of and interest on the 2034 Notes shall be payable is the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee, and any other place or places designated by the Company pursuant to the Indenture, provided that while the 2034 Notes are represented by one or more Registered Global Securities registered in the name of the Depositary, or its nominee, the Company will cause payments of principal and interest on such Registered Global Securities to be made to the Depositary or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by the Depositary or its nominee, and otherwise in accordance with such agreements, regulations or procedures.

2.06 Place of Registration or Exchange; Notices and Demands With Respect to the 2034 Notes. The place where the Holders of the 2034 Notes may present the 2034 Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the 2034 Notes shall be the Corporate Trust Office of the Trustee.

2.07 Global Notes.

(a) 2034 Notes shall be issuable in whole or in part in the form of one or more Global Notes in definitive, full registered, book-entry form, without interest coupons. The Global Note shall be deposited on its Original Issue Date with, or on behalf of, the Depositary.

(b) The Depository Trust Company shall initially serve as Depositary with respect to the Global Note. Such Global Note shall bear the legend set forth in the form of Note attached as Exhibit A.

2.08 Form of Securities. The Global Note shall be substantially in the form attached as Exhibit A.

2.09 Note Registrar. The Trustee shall initially serve as the Note Registrar for the 2034 Notes.

2.10 Mandatory Redemption; Sinking Fund Obligations. The Company shall have no obligation to redeem or purchase any 2034 Notes pursuant to any mandatory redemption, sinking fund or analogous requirement.

ARTICLE THREE

Optional Redemption of the 2034 Notes

3.01 Redemption Price.

(a) Prior to June 30, 2034 (the “Par Call Date”), the Company may redeem the 2034 Notes at its option, in whole or in part, at any time and from time to time at a redemption price equal to the greater of:

(1) (I) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2034 Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, less

(II) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2034 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

(b) On or after the Par Call Date, the Company may redeem the 2034 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2034 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

3.02 Notice of Redemption. Notice of redemption for the 2034 Notes shall be as set forth in paragraph six in the form of Note attached hereto as Exhibit A.

ARTICLE FOUR

Covenants

4.01 Restrictions on Liens. Article Four of the Original Indenture shall be amended by adding the following new Section 4.09 thereto as set forth below for the benefit of the Holders of the 2034 Notes but no other series of Securities under the Original Indenture, whether now or hereafter issued and outstanding (except as may be provided in any supplemental indenture to the Original Indenture):

“Section 4.09 Restrictions on Liens.

(a) The Company will not, nor will it permit any Covered Subsidiaries to, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness for Borrowed Money secured by a Lien on Voting Stock of any Covered Subsidiary unless the 2034 Notes then outstanding are secured by such Lien equally and ratably with (or prior to) such Indebtedness for Borrowed Money, for so long as such other Indebtedness for Borrowed Money is so secured. This restriction will not apply to Indebtedness for Borrowed Money secured by:

(1)

Liens on the Voting Stock of a Person existing at the time such Person becomes a Subsidiary of the Company; provided that such Liens were in existence prior to and not incurred in contemplation of such Person becoming a Subsidiary of the Company;

(2)

Liens on the Voting Stock of any Covered Subsidiary in favor of the Company or any Subsidiary of the Company, including, without limitation, Liens securing Indebtedness for Borrowed Money between or among the Company and any Subsidiary of the Company; and

(3)

any extension, renewal or replacement (and successive extensions, renewals and replacements), in whole or in part, of any Lien referred to in clause (1) above; provided that (a) such extension, renewal or replacement Lien is limited to the same Voting Stock that secured the original Lien and (b) the principal amount of the Indebtedness secured by the new Lien is not greater than the principal amount of any Indebtedness secured by the Lien that is extended, renewed or replaced, plus accrued interest and any fees and expenses, including, without limitation, premium or defeasance costs, payable in connection with any such extension, renewal or replacement.

(b) Liens on Voting Stock securing the 2034 Notes as a result of this Section 4.09 shall be released upon the release of any such Lien securing the Indebtedness for Borrowed Money which resulted in the 2034 Notes being so secured.”

ARTICLE Five

Miscellaneous Provisions

5.01 The Original Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof.

5.02 This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

5.03 THIS SUPPLEMENTAL INDENTURE IS, AND ANY 2034 NOTES WILL BE, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

5.04 If any provision in this Supplemental Indenture limits, qualifies or conflicts with another provision hereof that is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

5.05 In case any provision in this Supplemental Indenture or the 2034 Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.06 The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture and perform its obligations hereunder.

*   *   *  *

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

FIRST AMERICAN FINANCIAL

By:	/s/ Mark E. Seaton
Name: Mark E. Seaton
Title: Executive Vice President, Chief Financial Officer

[Fifth Supplemental Indenture - Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused this supplemental Indenture to be duly executed as of the day and year first above written.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jack Ellerin
Name: Jack Ellerin
Title: Vice President

[Fifth Supplemental Indenture - Signature Page]

Exhibit A

31847RAJ1/US31847RAJ14

5.450% Senior Notes due 2034

No.

FIRST AMERICAN FINANCIAL CORPORATION

promises to pay to Cede & Co., or registered assigns,

the principal sum of          DOLLARS on September 30, 2034

Interest Payment Dates: March 30 and September 30

Record Dates: March 15 and September 15

Dated:    , 20

First American Financial Corporation

By:
Name:
Title:

This is one of the Securities referred to in the within-mentioned Indenture:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

5.450% Senior Notes due 2034

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. First American Financial Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at 5.450% per annum from     , 20 until maturity. The Company will pay interest semiannually in arrears on March 30 and September 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be     , 20 . Interest will be computed on the basis of a 360-day year or twelve 30-day months.

(2) METHOD OF PAYMENT. The Company will pay interest on the Securities to the Persons who are registered Holders of Securities at the close of business on the March 15 or September 15 immediately preceding the Interest Payment Date, even if such Securities are cancelled after such record date and on or before such Interest Payment Date. The Securities will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Registered Global Securities and all other Securities the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Company issued the Securities under an Indenture dated as of January 24, 2013 (the “Original Indenture” and, as supplemented by the Fifth Supplemental Indenture dated as of September 30, 2024 (the “Supplemental Indenture”), the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act (the “TIA”). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Securities are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Securities that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) Prior to the Par Call Date, the Company may redeem the Securities at its option, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i)(I) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, less (II) interest accrued to the date of redemption, and (ii) 100% of the principal amount of the Securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

(b) On or after the Par Call Date, the Company may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to the redemption date.

(c) Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Securities or portions thereof called for redemption.

(d) Any redemption pursuant to Article 3 of the Original Indenture shall be made pursuant to the provisions of Sections 3.01 through 3.05 of the Original Indenture as supplemented by Article 3 of the Supplemental Indenture.

(6) NOTICE OF REDEMPTION. Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed (except that a redemption notice may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture). Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed.

(7) DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part. The Company shall not be required (i) to issue, register the transfer of, or exchange Securities during the period from the opening of business 15 days before the day a notice of redemption relating to such Securities selected for redemption is sent to the close of business on the day that notice is sent, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or part, except for the unredeemed portion of any Security being redeemed in part.

(8) PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

(9) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions described in the Original Indenture, the Indenture or the Securities may be amended, supplemented or waived with the consent of the Holders of a majority in aggregate principal amount of the Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). Without the consent of any Holder of a Security, the Indenture or the Securities may be amended, supplemented or waived (i) to cure any ambiguity, omission, defect or inconsistency that does not materially adversely affect the interests of Holders of the Securities, (ii) to provide for the assumption by a successor to the obligations of the Company under the Indenture, (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities, (iv) to provide for the issuance of, or establish the form or terms of, additional Securities in accordance with the Indenture, (v) to add guarantors or co-obligors with respect to the Securities, (vi) to secure the Securities, (vii) to change or eliminate any of the provisions of the Indenture, but only if the change or elimination becomes effective when there are no outstanding Securities of any series, or related coupon, which are entitled to the benefit of such provision and as to which such modification would apply, (viii) to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts by more than one trustee, (ix) to conform the text of the Indenture or the Securities to any provision of a description of the Securities appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular pursuant to which the Securities were offered to the extent that such provision was intended to be a verbatim recitation of a provision of the

Indenture or the Securities, (x) to add to the covenants of the Company or Events of Default for the benefit of the Holders of the Securities or surrender any right or power conferred upon the Company, (xi) to effect any provision of this Indenture, (xii) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or (xiii) to make other provisions that do not adversely affect the rights of any Holder of outstanding Securities.

(10) DEFAULTS AND REMEDIES. Events of Default include: (i) default in payment when due of any principal of, or premium, if any, on the Securities, whether at maturity, upon any redemption or otherwise; (ii) a default for 30 days in payment when due of interest on the Securities; (iii) a default for 60 days after written notice from the Trustee or Holders of at least 25% in principal amount of the outstanding Securities in the compliance with any other covenant in the Indenture or the Securities; (iv) a default under any instrument evidencing Indebtedness for Borrowed Money of the Company which default is caused by a failure to pay principal when due at final (and not any interim) maturity of such Indebtedness on or prior to the expiration of the grace period provided in such Indebtedness or results in the acceleration of such Indebtedness prior to its stated maturity (without such acceleration having been rescinded, annulled or otherwise cured, or such Indebtedness having been paid in full, or there having been deposited into trust a sum of money sufficient to pay in full such Indebtedness, within 30 days after receipt of written notice of such default or breach to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Securities); and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (without such acceleration having been rescinded, annulled or otherwise cured), aggregates $100.0 million or more; and (v) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default of the type specified in clause (v) above with respect to the Company, any Subsidiary of the Company that is a Significant Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Securities will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding may declare the principal of all the Securities to be due and payable immediately. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any) if it in good faith determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may, on behalf of the Holders of all of the Securities, waive an existing Default or Event of Default and its consequences under the Indenture except a Default or Event of Default in the payment of principal of, premium or interest, if any, on the Securities or in respect or a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(11) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(12) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or equityholder of the Company or any of its Subsidiaries will have any liability for any obligations of the Company under any of the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

(13) AUTHENTICATION. This Security will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(14) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM(= tenants in common), TEN ENT(= tenants by the entireties), JT TEN(= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(15) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(16) GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

First American Financial Corporation

1 First American Way

Santa Ana, CA 92707-5913

Attention: Investor Relations

ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint __________________________________________________________ to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*: __________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGISTERED GLOBAL SECURITY

The following exchanges of a part of this Registered Global Security for an interest in another Registered Global Security or for an Unregistered Security, or exchanges of a part of another Registered Global Security or Unregistered Security for an interest in this Registered Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Registered Global Security	Amount of increase in Principal Amount of this Registered Global Security	Principal Amount of this Registered Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian